Exhibit 99.1

FINAL –FOR RELEASE

MEDIA CONTACTS:	Pam Joy
207-642-7337
pjoy@fairpoint.com

Connie Gemmer
207-671-6678
connie@bartongingold.com

VERMONT ELECTRIC COOPERATIVE REACHES AGREEMENT WITH FAIRPOINT RESOLVING CONCERNS RELATED TO FAIRPOINT'S PROPOSED ACQUISITION OF VERIZON'S WIRELINE OPERATIONS IN VERMONT, NEW HAMPSHIRE AND MAINE

BURLINGTON, VT (October 23, 2007) - FairPoint Communications, Inc. (NYSE: FRP) today announced it has reached an agreement with Vermont Electric Cooperative, Inc. (VEC),  regarding FairPoint's proposed acquisition of Verizon's wireline operations in Vermont, New Hampshire and Maine. VEC is Vermont's third largest electric utility, serving approximately 34,000 members in some of the state's most rural areas.

In a Memorandum of Understanding (MOU), the two companies agreed they have negotiated in good faith to resolve VEC's issues and concerns regarding the FairPoint-Verizon transaction. VEC and FairPoint filed the MOU with the Vermont Public Service Board.  According to David Hallquist, CEO of VEC, "This agreement addresses a number of concerns that VEC had regarding the many joint arrangements we have with the telephone company.  We feel confident that FairPoint and VEC will have a good working relationship going forward."

"We are very pleased we are able to come to an understanding with VEC and we're looking forward to working with the company in Vermont once the acquisition is complete,” said Gene Johnson, FairPoint’s chairman and CEO. “Our goal is to provide the best technology and the best service to our customers throughout northern New England.  VEC shares this goal, and we look forward to working with them for the benefit of the people of Vermont.”

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,”

"plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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